TABLE OF CONTENTS

Page

SECTION 1 Definitions *

1.1 Certain Definitions *

SECTION 2 Registration Rights *

2.1 Company Registration *

2.2 Registration on Form S-3 *

2.3 Expenses of Registration *

2.4 Indemnification *

2.5 Termination of Registration Rights *

2.6 Information by Holder *

2.7 Rule 144 Reporting *

2.8 Transfer of Registration Rights *

2.9 Obligations of the Company *

SECTION 3 Other Rights *

3.1 Board Representation *

3.2 Preemptive Rights *

3.3 Nasdaq Listing *

SECTION 4 Miscellaneous *

4.1 Governing Law *

4.2 Entire Agreement; Amendment *

4.3 Notices, etc *

4.4 Severability *

4.5 Titles and Subtitles *

4.6 Counterparts *

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this "Agreement") is made as of ______, 2000, by and between 8x8, Inc., a Delaware corporation (the "Company"), and STMicroelectronics NV, a company organized under the laws of The Netherlands, having an office at ICC Bloc A, 20 Route Pre-bois, 1215 Geneve, Switzerland ("the Investor").

Recitals

WHEREAS, the Company desires to sell to the Investor shares of the Company's Common Stock (the "Shares") pursuant to a certain Common Stock Purchase Agreement dated January 24, 2000 by and between the Company and the Investor (the "Stock Purchase Agreement"); and

WHEREAS, the Company desires to grant the Investor certain rights, in order to induce the Investor to purchase the Shares;

NOW, THEREFORE, in consideration of the above and of the mutual promises set forth herein, the parties hereto agree that, subject to the closing of the purchase of the Shares by the Investor pursuant to the Stock Purchase Agreement, the Company hereby grants to the Investor the rights set forth below:

  Definitions

    Certain Definitions

    Hereafter, in this Agreement the following terms shall have the following respective meanings:

  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

  "Registrable Securities" means shares of Common Stock of the Company held by the Investor which are purchased pursuant to the Stock Purchase Agreement provided that the Shares have not be sold, assigned, transferred or pledged by the Investor to any third party (other than affiliates of the Investor).

  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

  "Registration Expenses" shall mean all expenses, other than Selling Expenses, incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, NASD fees and expenses, and the expense of any special audits incident to or required by any such registration.

  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investor and all reasonable fees and disbursements of counsel for the Investor.

  Unless otherwise defined in this Agreement or unless the context requires otherwise, capitalized terms used herein shall have the same meaning as in the Stock Purchase Agreement.

  Registration Rights

    Company Registration

      Notice of Registration. If at any time after six months following the Closing Date the Company shall determine to register any of its securities, either for its own account or the account of a security holder or the Investor, other than (i) a registration relating solely to an acquisition, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

        promptly, and in any event at least 30 days prior to the filing of any such registration statement, give to the Investor written notice thereof; and

        include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request by the Investor, made within 20 days after receipt of such written notice from the Company.

      Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of the Investor to registration pursuant to Section 2.1 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise the Investor and other shareholders entitled to include their securities in the registration and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated, (i) first, to the Company, and (ii) second, among the Investor and such other shareholders entitled to include their securities in the registration in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock held the Investor and such other shareholders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder of shares of Common Stock to the nearest 100 shares. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

      Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not the Investor has elected to include securities in such registration.

    Registration on Form S- 3

      If the Investor requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) under the Securities Act with respect to shares of the Registrable Securities, and at the time of such request the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form, and (i) thereafter cause the registration statement to be declared effective by the Commission as to resales by the Investor; (ii) cause the registration statement to remain effective for the period ending on the earlier of (i) the date all shares of Registrable Securities have been sold pursuant thereto or (ii) 12:00 a.m. EST on the last day of the third calendar year after the date of effectiveness of the registration statement. The Company shall not be required to effect such a registration prior to the first anniversary of this Agreement.

      Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2: (i) if the Company, within ten (10) days of the receipt of the request of the Investor, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within forty-five (45) days of receipt of such request in which Registrable Securities will be included (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) and the Company files such registration statement including Registrable Securities within such 45-day period; or (ii) during the period ending on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company in which Registrable Securities were or could have been included (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

      In addition, the Company shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the registration statement (i) during the Company's customary black-out periods which start the first day of the third calendar month of any fiscal quarter (March 1, June 1, September 1 and December 1) and continue until the 2nd trading day following the Company's earning announcement for the quarter, and (ii)  following notice to the Investor from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including, without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Company might require additional disclosure of material, non-public information by the Company in the registration statement as which the Company believes it has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the 1934 Act, as in effect at any relevant time) which might reasonably result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (2) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading (provided that for the continuous thirty (30) day period beginning on the first trading day after the registration statement is declared effective, no Suspension Notice shall be issued or in effect with respect to such shares; and the Company shall not issue a Suspension Notice for any period during which the Company's executive officers are not similarly restrained from disposing of shares of the Company's Common Stock). Upon receipt of a Suspension Notice from the Company, the Investor will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company, together with the notification that the Suspension Notice is no longer in effect, and, if so directed by the Company, the Investor will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

    The aggregate number of days that the Company may postpone, prohibit or suspend any registration or sale of Registrable Securities by the Investor pursuant to this Section 2.2(c) shall not exceed the number of days in the Company's customary black-out periods plus thirty (30) days in any 365 day period.

    Expenses of Registration

      All Registration Expenses incurred pursuant to Sections 2.1 and 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with securities registered on behalf of the Investor pursuant to Sections 2.1 and 2.2 shall be borne by the Investor.

    Indemnification

      The Company will indemnify the Investor, each of its officers and directors and partners, and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any Rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Investor, each of its officers and directors, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor, controlling person or underwriter and stated to be specifically for use therein.

      The Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Investor under this subsection (b) and subsection (d) shall be limited in an amount equal to the net proceeds received by the Investor from sales of Registrable Securities pursuant to such registration statement, unless such liability arises out of or is based on willful misconduct by the Investor.

      Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      Investor and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 2.4(a) or 2.4(b) hereof are unavailable to or are insufficient to hold harmless and indemnified party in respect of any all expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such all expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.4(d) were determined (i) by pro rata allocation (even if the Investor or any agents for, or underwriters of, the Registrable Securities, or all of them, were treated as one entity for such purpose); or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.4(d). The amount paid or payable by an indemnified party as a result of the expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 2.4(b) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    Termination of Registration Rights

      The rights granted pursuant to this Agreement shall terminate at such time as Rule 144 will permit the Investor to sell all the shares held by it in a single 90 day period or seven (7) years after the date of this Agreement, whichever occurs first.

    Information by Holder

      The Investor shall furnish to the Company such information regarding the Investor, the Registrable Securities held by it and the distribution proposed by the Investor as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

    Rule 144 Reporting

      With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

      Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

      Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended; and

      So long as the Investor owns any Registrable Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Investor to sell any such securities without registration.

    Transfer of Registration Rights

      The rights to cause the Company to register securities granted to the Investor under Sections 2.1 and 2.2 may be not be transferred or assigned, except to any affiliate or affiliates of the Investor in connection with the transfer or assignment of the related Registrable Securities to such affiliate or affiliates.

    Obligations of the Company

      Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

      Prepare and file with the Commission a registration statement with respect to such securities and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective for such period of time as otherwise specified in this Agreement.

      Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

      Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

      Use its reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement.

      Notify the Investor when an amended prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      Furnish, at the request of the Investor, on the date that such securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of the opinion given to the underwriters if the registration of the Investor's securities was underwritten and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor requesting registration of securities.

  Other Rights

    Board Representation

      Effective as of the date of the Closing, the Company will cause a designee of the Investor to be appointed to the Board of Directors of the Company. For so long as the Investor owns at least ten percent (10%) of the outstanding shares of Common Stock, the Investor shall have the right to nominate one director to the Board of Directors of the Company at each election of directors. Such right shall be in addition to any other voting rights that the Investor may have, from time to time, with respect to its shares of Common Stock. The Company shall include as a nominee for the Board of Directors recommended by the Board of Directors the person designated by the Investor in accordance with this section and shall nominate such person and use its reasonable best efforts to cause the election of such person, unless the Board of Directors, in the exercise of its fiduciary duties, reasonably shall determine that such person is not qualified to serve on the Board of Directors. If the Board of Directors reasonably determines that such designee is not so qualified, the Investor shall have the opportunity to specify one additional designee who shall be so included as a nominee subject to the qualification set forth in the immediately preceding sentence. In the event that a vacancy is created at any time by the death, disability, resignation or removal of a director nominated by the Investor, the Investor shall have the right to designate a replacement director to fill such vacancy (provided that the Investor would be entitled at that time to nominate a director pursuant to this section) and the Company agrees to take such actions within its control as are necessary to implement the agreements set forth in this sentence.

    Preemptive Rights

      If the Company authorizes the offer or sale of any shares of Common Stock ("New Shares") or of options or rights to acquire shares of Common Stock ("New Rights"), (i) in a private placement, then the Company shall first offer to the Investor the number of such New Shares or New Rights equal to the product of (A) the total number of such New Shares or New Rights and (B) a fraction, the numerator of which shall be the number of shares of Common Stock then owned by the Investor at such time and the denominator of which shall be the total number of shares of Common Stock issued and outstanding at such time. The Investor shall be entitled to purchase all of a portion of the New Shares or New Rights offered to it at the same price and on the same terms and conditions as such New Shares or New Rights are to be offered to any other persons or entities. The Investor must exercise its purchase rights hereunder within 20 days after written notice from the Company describing in reasonable detail the New Shares or New Rights being offered, the purchase price thereof and the payment terms thereof.

      During the 90 days following the expiration of the offering period described above, the Company shall be free to sell any New Shares or New Rights that the Investor has not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor. If any New Shares or New Rights are not sold during such 90-day period in accordance with this Section 3.2(b), then the provisions of this Section 3.2 shall automatically and immediately be reinstated, and shall automatically and immediately reapply to the offer or sale of such New Shares or New Rights.

      With respect to public offerings of Common Stock, the parties will cooperate to allow the Investor to purchase its pro rata portion of the shares of Common Stock offered in such offering unless in the good faith judgment of the Board of Directors of the Company, after consultation with their legal advisors and the underwriters for such offering, including the Investor is such offering would be reasonably likely to negatively affect the pricing of, costs associated with, the timing of or the risk of consummation of such offering. To the extent that the Investor has not been able to participate in a public offering, the Investor shall be permitted to purchase additional shares of Common Stock until its ownership percentage of the outstanding shares of Common Stock is equal to its ownership percentage prior to such offering.

      The provisions of this Section 3.2 shall not apply to the issuance and sale of New Shares or New Rights to employees, officers or directors of the Company pursuant to an employee benefits plan.

      The rights of the Investor under this Section 3.2 may be waived in writing in any specific instance by the Investor.

      The rights of the Investor under this Section 3.2 shall terminate on the later of (i) such date when the amount of Common Stock held by the Investor is less than 10% of the outstanding capital stock of the Company, and (ii) three years from the Closing Date.

    Nasdaq Listing

    The Company agrees to make application to the Nasdaq Stock Market National Market for the listing of the Shares.

  Miscellaneous

    Governing Law

      This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

    Entire Agreement; Amendment

      This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except or specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    Notices, etc

      All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:

        if to the Investor:

        Technoparc du pays de Gex

        165 Rue Edouard Branly

        B.P. 112 01637

        ST GENIS POUILLY CEDEX (France)

        Attention: General Counsel;

        with a copy to:

        Michael J. Coleman, Esq.

        Shearman & Sterling

        555 California Street

        20th Floor

        San Francisco, CA 94104

        if to the Company:

    Paul Voois, CEO

    8x8, Inc.

    2445 Mission College Blvd.

    Santa Clara, CA 95054

    or by facsimile to:

    Paul Voois, CEO

    8x8, Inc.

    (408) 933-0234

    with a copy to:

    Blair W. Stewart, Esq.

    Wilson Sonsini Goodrich & Rosati

    650 Page Mill Road

    Palo Alto, CA 94304

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    Severability

      In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    Titles and Subtitles

      The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    Counterparts

  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

8X8, INC.

a Delaware corporation

By:

Paul Voois, Chairman and CEO

STMICROELECTRONICS NV

a company organized under the laws
of the Netherlands, having an office at ICC Bloc A, 20 Route Pre-bois, 1215 Geneve, Switzerland

By:

8x8, Inc.

INVESTOR RIGHTS AGREEMENT

_________ ___, 2000